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Exhibit 1

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SILICON GRAPHICS, INC.

$            6.50% SENIOR SECURED CONVERTIBLE NOTE DUE 2009

REGISTERED No. 1	CUSIP No. 827056 AE 2

        Silicon Graphics, Inc., a Delaware corporation, promises to pay to or registered assigns, the principal amount of                        Dollars ($) on June 1, 2009 and to pay interest thereon from December 20, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on December 1 and June 1 in each year, commencing June 1, 2004, at the rate of 6.50% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the November 15 or May 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or other market on which the Securities may be listed, and upon such notice as may be required by such exchange or market, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made at the Corporate Trust Office or the office or agency of the Company maintained for that purposes in the Borough of Manhattan, The City of New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of, or by wire transfer to the account of, the Person entitled thereto as such address shall appear in the Security Register.

        Additional provisions of this Security are set forth on the other side of this Security.

        IN WITNESS WHEREOF, Silicon Graphics, Inc. has caused this instrument to be duly executed under its corporate seal.

SILICON GRAPHICS, INC.
By:
	Name:	Jeffrey V. Zellmer
	Title:	Senior Vice President and Chief Financial Officer

[SEAL]

Attest:
	Name:	Sandra M. Escher
	Title:	Senior Vice President, Secretary and General Counsel

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within
mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee,

By:	Authorized Signatory

SILICON GRAPHICS, INC.

6.50% SENIOR SECURED CONVERTIBLE NOTE DUE 2009

1.     Interest

        This Security shall bear interest at 6.50% per annum in the manner set forth in the Indenture and the face of this Security. In the event that principal hereof or any portion of such principal is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Fundamental Change Redemption Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security), then in each such case the overdue amount shall bear interest at the rate of 6.50% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

2.     Method of Payment

        Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Securities to the persons who are registered Holders of Securities at the close of business on the Redemption Date, Fundamental Change Repurchase Date or Stated Maturity, as the case may be. Holders must surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check mailed to the address of, or by wire transfer to the account of, the person entitled to such payment.

3.     Paying Agent, Conversion Agent and Registrar

        Initially, U.S. Bank National Association, a national banking association (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.     Indenture

        The Company issued the Securities under an Indenture dated as of December 24, 2003 (the "Indenture"), between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of those terms.

        The Securities are secured obligations of the Company pursuant to certain Junior Priority Security Documents (as defined in the Indenture) and limited to $230,591,000 aggregate principal amount (subject to Sections 2.02 and 2.07 of the Indenture).

5.     Redemption at the Option of the Company

        Prior to the second anniversary of the original issuance of the Securities, the Securities will not be redeemable at the option of the Company. Beginning on the second anniversary of the original issuance of the Securities, the Company may redeem the Securities for cash as a whole at any time, or from time to time in part, upon not less than 10 days' nor more than 60 days' notice at the a price equal to 100% of the principal amount (the "Redemption Price") thereof, together with accrued and unpaid interest to, but excluding, the Redemption Date, provided that during the year beginning on the second anniversary of the original issuance of the Securities, the Company may only redeem the Securities if the Closing Price of the Company's Common Stock has been at least 150% of the then-applicable Conversion Price for the 20 consecutive Trading Days ending two Trading Days prior to the notice of redemption.

        If any Redemption Date is an Interest Payment Date, then the interest payable on such date shall be paid to the Holder of the Security on the next preceding Regular Record Date. No Securities may be redeemed by the Company if an Event of Default with respect to the payment of interest on the Securities has occurred and is continuing.

        No sinking fund is provided for the Securities.

        Notice of redemption at the option of the Company will be mailed at least 10 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price, together with accrued interest to, but excluding, the Redemption Date, of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date interest ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in multiples of $1,000 of principal amount.

6.     Redemption at the Option of the Holder Upon a Fundamental Change

        (a)   At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to redeem the Securities held by such Holder on the date (the "Fundamental Change Repurchase Date") (or if such date is not a Business Day, the next succeeding Business Day) that is 45 days after the date of the Company's notice of such Fundamental Change (as defined in the Indenture) occurring prior to June 1, 2009 at 100% of the principal amount. In each case, the Company shall also pay accrued but unpaid interest, if any, on such Securities to, but excluding, the Fundamental Change Repurchase Date; provided that if such Fundamental Change Repurchase Date is an Interest Payment Date, then the interest payable on such date shall be paid to the Holder of the Security on the next preceding Regular Record Date. Securities in denominations larger than $1,000 of principal amount may be redeemed in part in connection with a Fundamental Change, but only in multiples of $1,000 of principal amount.

        (b)   Holders have the right to withdraw any Fundamental Change Redemption Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

        (c)   If cash sufficient to pay the Fundamental Change Redemption Price, together with accrued interest to, but excluding, the Fundamental Change Repurchase Date, of all Securities or portions thereof to be purchased as of the Fundamental Change Repurchase Date is deposited with the Paying Agent on or prior to the Fundamental Change Repurchase Date, interest ceases to accrue on such Securities (or portions thereof) on and after the Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Redemption Price, together with accrued interest to, but excluding, the Fundamental Change Repurchase Date, upon surrender of such Security).

7.     Conversion

        Subject to the next two succeeding sentences, a Holder of a Security may convert it into Common Stock of the Company at any time after issuance and before the close of business on June 1, 2009. If the Security is called for redemption, the Holder may convert it at any time before the close of the last

Trading Day prior to the Redemption Date. In the event the Security is surrendered during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the close of business on the Trading Day immediately preceding the next succeeding Interest Payment Date (except in the case of Security to be redeemed within such period), such Securities must be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest payable on such Interest Payment Date (except in the case of Securities whose Maturity is prior to such Interest Payment Date), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. A Security in respect of which a Holder has delivered a notice of exercise of the option to redeem such Security in the event of a Fundamental Change may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

        The initial Conversion Price is $1.25 per share of Common Stock, subject to adjustment in certain events described in Article 10 of the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

        To convert a Security a Holder must (1) complete and manually sign the conversion notice on the back of the Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

        A Holder may convert a portion of a Security if the principal amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the indenture.

        The Conversion Price is subject to adjustment as provided in the Indenture. In addition, in the case of (i) any reclassification of the Common Stock, or (ii) a consolidation or merger involving the Company or a sale or conveyance to another corporation of the property and assets of the Company as an entirety (or substantially as an entirety), in each case as a result of which holders of Common Stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, as set forth in the Indenture, or upon certain distributions described in the Indenture, the right to convert a Security into Common Stock may be changed; as set forth in the Indenture, into a right to convert it into securities, cash or other assets of the Company or another person.

8.     Conversion Arrangement on Call for Redemption

        Any Securities called for redemption, unless surrendered for conversion before the close of business on the last Trading Day prior to the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, together with accrued interest to, but excluding the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

9.     Denominations; Transfer; Exchange

        The Securities are in registered form, without coupons, in denominations of $1,000 of principal amount and multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Fundamental Change Redemption Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

10.   Persons Deemed Owners

        The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11.   Unclaimed Money or Securities

        The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12.   Amendment; Waiver

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to comply with Article 5 or Section 10.14 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to make any change that does not adversely affect the rights of any Securityholder, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, to add any additional assets as Collateral, to reflect the grant of Liens on the Collateral to another secured party, to release Collateral or to conform the Indenture or other Noteholder Documents to any provision in the Prospectus.

13.   Defaults and Remedies

        Under the Indenture, Events of Default include (i) default in payment of the principal amount, Redemption Price or Fundamental Change Redemption Price, as the case may be, in respect of the Securities when the same becomes due and payable; (ii) default for 30 days in the payment of any installment of interest on the Securities; (iii) failure by the Company to comply with other agreements in the Indenture, the Securities or the Junior Priority Security Documents, subject to notice and lapse of time; (iv) an event of default under the Old Notes Indenture or the New Indenture shall have occurred that results in the principal amount of and accrued interest on that debt becoming immediately due and payable, and (v) certain events of bankruptcy or insolvency. If an Event of Default as set forth in (i)-(iv) above occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being declared due and payable immediately upon the occurrence of such Events of Default.

        Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

14.   Lien Subordination and Sharing.

        This Security is secured by Junior Priority Liens upon the Collateral pursuant to certain Junior Priority Security Documents. The Junior Priority Liens upon any and all Collateral are, to the extent and in the manner provided in the Intercreditor Agreement, subordinate in ranking to all present and future Senior Priority Liens as set forth in the Indenture and the Intercreditor Agreement.

15.   Trustee Dealings with the Company

        The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.   No Recourse Against Others

        A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.   Authentication

        This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

18.   Abbreviations

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (Uniform Gift to Minors Act).

19.   Governing Law

        THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

        The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

    Silicon Graphics, Inc.
    1500 Crittenden Lane
    Mountain View, California 94043
    Attn: General Counsel

[FORM OF CONVERSION NOTICE]

CONVERSION NOTICE

To: Silicon Graphics, Inc.

        The undersigned registered holder of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or a multiple thereof) below designated, into shares of Common Stock of Silicon Graphics, Inc. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of the registered bolder:
(Name)
(Street Address)
(City, State and zip code)
Please print name and address
principal amount to be converted (if less than all):
$ ,000
Social Security or Other Taxpayer Identification Number

[FORM OF OPTION TO ELECT REDEMPTION
UPON A FUNDAMENTAL CHANGE]

To: Silicon Graphics, Inc.

        The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Silicon Graphics, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security.

Dated:

Signature(s)
principal amount to be redeemed (if less than all):
$
Social Security or Other Taxpayer Identification Number

[FORM OF ASSIGNMENT]

For value received                hereby sell(s), assign(s) and transfer(s) unto

(Please insert social security or other taxpayer identification number of assignee.)

the within Security and hereby irrevocably constitutes and appoints                attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:	Signature(s)
Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange.
Signature Guarantee

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

QuickLinks

  Exhibit 1
SILICON GRAPHICS, INC.
$ 6.50% SENIOR SECURED CONVERTIBLE NOTE DUE 2009
SILICON GRAPHICS, INC.
6.50% SENIOR SECURED CONVERTIBLE NOTE DUE 2009
[FORM OF CONVERSION NOTICE]
CONVERSION NOTICE
[FORM OF OPTION TO ELECT REDEMPTION UPON A FUNDAMENTAL CHANGE]
[FORM OF ASSIGNMENT]